UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 28, 2010

RAMTRON INTERNATIONAL CORPORATION
____________________________________________________________________
(Exact name of registrant as specified in its charter)

1850 Ramtron Drive, Colorado Springs, CO	80921
(Address of principal executive offices)	(Zip Code)

Delaware	0-17739
(State or other jurisdiction of incorporation or organization)	(Commission File Number)

84-0962308
(I.R.S. Employer Identification No.)
Registrant's telephone number, including area code:  (719) 481-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On June 28, 2010, Ramtron International Corporation (the "Company") and Silicon Valley Bank ("SVB") executed a Second Amendment ("Amendment") to the Company's Amended and Restated Loan and Security Agreement dated August 18, 2009, as amended.  The Amendment provides for a $6 million term loan with a fixed interest rate of 6.5% per annum.  The term of the loan is four years and is supplemental to the Company's existing $6 million line of credit with SVB.  The Company plans to use the proceeds from its term loan facility for working capital and to fund its general business requirements.  A copy of the Amended and Restated Loan and Security Agreement between the Company and Silicon Valley Bank dated August 18, 2009, was filed as an exhibit to the Company's Form 8-K filed with the Securities and Exchange Commission on August 24, 2009.  A copy of the First Amendment to the Amended and Restated Loan and Security Agreement between the Company and Silicon Valley Bank dated February 26, 2010, was filed as an exhibit to the Company's Form 10-Q filed with the Securities and Exchange Commission on May 10, 2010.

There are no material relationships between the Company and its affiliates, on the one hand, and Silicon Valley Bank, on the other.

The Company issued a press release on July 1, 2010 announcing the term loan facility under the Amended and Restated Loan and Security Agreement, as amended.  The full text of the press release is attached as Exhibit 99.1 to this Form 8-K Current Report.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

(A) Creation of a Direct Financial Obligation

Information concerning the Company's term loan under the Second Amendment to its Amended and Restated Loan and Security Agreement, as amended, is set forth in Item 1.01, which information is incorporated herein by reference.

ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS:

(a)           Financial Statements - Not Applicable
(b)           Pro-Forma Financial Information - Not Applicable
(c)           Shell Company Transactions - Not Applicable
(d)           Exhibits:

10.66	Second Amendment to Loan and Security Agreement between Registrant and Silicon Valley Bank, dated June 28, 2010
99.1	Press Release dated July 1, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMTRON INTERNATIONAL CORPORATION

/s/ Eric A. Balzer
Eric A. Balzer
Chief Financial Officer
(Principal Accounting Officer and
Duly Authorized Officer of the
Registrant)

Dated: July 1, 2010